Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Other Service Providers -Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information, and to the inclusion of our report dated January 29, 2009, in this Registration Statement (Form N-1A No. 333-152915 & 811-22227) of IndexIQ ETF Trust.

/s/ ERNST & YOUNG, LLP

New York, New York March 17, 2009

A member firm of Ernst & Young Global Limited